Exhibit 99.1

RSC Reports 1Q12 Results

SCOTTSDALE, Ariz., April 17, 2012 — RSC Holdings Inc. (NYSE: RRR), one of the largest equipment rental providers in North America, today announced financial results for the quarter ended March 31, 2012. Total revenue was $408 million and rental revenue was $346 million, compared with $327 million and $272 million, respectively, for the same period last year. The company’s first quarter net income was $11 million, or $0.10 per diluted share, compared with a net loss of $50 million, or $0.49 per diluted share, for the first quarter 2011.

Adjusted EBITDA was $159 million for the quarter, compared with $99 million for the same period last year. Adjusted EBITDA margin was 39.0% for the first quarter, compared with 30.2% in 2011. The increase in profitability and margins primarily reflects continued volume growth, pricing growth and the company’s ability to leverage and control its operating costs.

First Quarter 2012 Highlights

•	Grew rental revenue 27% over the first quarter 2011.

•	Increased rental volume 19.2% year-over-year.

•	Improved rental rates 8.2% over the first quarter of last year and 0.5% over the fourth quarter of 2011.

•	Generated a 61% increase in year-over-year Adjusted EBITDA.

•	Increased average fleet utilization to 67%, up 320 bps from the first quarter 2011.

•	Invested $145 million in gross rental capital expenditures in response to growing demand.

•	Sold $102 million of existing fleet at original cost with record margins of 42%.

•	Strong availability of $568 million under the ABL revolver as of March 31, 2012.

Management Comments

Rental volumes increased by 19.2% in Q1 2012 over Q1 2011 as the company capitalized on its high quality service model and well maintained fleet. Increased rental penetration, reflecting the customer’s willingness to rent rather than buy equipment, along with modest improvement in the construction and industrial end-markets drove increased demand across all geographies. RSC’s disciplined work force and execution drove an increase in rental rates by 0.5% over the fourth quarter of 2011 and 8.2% over the prior year quarter. Used equipment demand remains very strong, resulting in record margins of 42%. Management believes that used equipment prices are a leading indicator of rental demand. The company purchased $145 million of gross rental capital expenditures in the first quarter of 2012, which was in line with expectations. Free cash flow was a negative $36 million, which is an improvement over management’s original outlook due to increased net income and strong cash inflows from the sale of used rental equipment and non-rental fleet.

Erik Olsson, President and Chief Executive Officer, commented: “RSC is off to a very strong start to the year as evidenced by the highest year-over-year quarterly rental revenue growth in our history. Our business strategy and industry-leading execution delivered impressive volume growth, while at the same time generating positive year-over-year pricing. This growth, in combination with strong cost management, resulted in a 61% year-over-year increase in Adjusted EBITDA.”

Merger Update

The integration planning between United Rentals and RSC Holdings is moving forward as expected with a shareholders’ vote scheduled for April 27, 2012 as outlined in the proxy statement dated March 23, 2012. The transaction is expected to close on April 30, 2012. In conjunction with the close of the transaction, the company’s Senior Notes due 2014 and Senior Secured Notes due 2017 would be redeemed. Please refer to the RSC press release dated March 28, 2012 for more information on the conditional redemption of the notes.

Erik Olsson, President and Chief Executive Officer, commented: “I could not be more proud of how our employees have performed in this quarter, delivering strong results while dealing with the integration planning for the pending merger. Thanks to great leadership at all levels the pre-merger planning is going very well and is not being allowed to be a major distraction for us.”

Investor Presentation Information

Information concerning our business and financial results is currently available on our website and will be maintained on our website for at least the period of its use or until updated by more current information.

About RSC Holdings Inc.

RSC Holdings Inc. (NYSE: RRR), based in Scottsdale, Arizona, is the holding company for the operating entity RSC Equipment Rental, Inc. (“RSC”), which is a premier provider of rental equipment in North America, servicing the industrial, maintenance and non-residential construction markets with $2.7 billion of equipment at original cost. RSC offers superior equipment availability, reliability and 24x7 service to customers through an integrated network of 434 branch locations across 42 states in the United States and three provinces in Western Canada. Customer solutions to improve efficiency and reduce cost include the proprietary Total Control® rental management software, Mobile Tool Rooms™ and on-site rental locations. With over 4,600 employees committed to safety and sustainability, RSC delivers the best value and industry leading customer service. All information is as of March 31, 2012. Additional information about RSC is available at www.RSCrental.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the company’s future financial position, end-market outlook, business strategy, budgets, projected costs and plans and objectives of management for future operations. In addition, the forward looking statements herein include statements regarding the proposed merger between United Rentals, Inc. and RSC Holdings Inc. which are subject to risks, including, but not limited to those described in the documents United Rentals and RSC Holdings have filed with the SEC, as well as the possibility that (1) United Rentals and RSC Holdings may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of United Rentals and RSC Holdings; (4) the proposed transaction may involve unexpected costs; and (5) the businesses may suffer as a result of uncertainty surrounding the proposed transaction.

In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “view”, “see”, “will”, “should”, “expect”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.

The company cautions therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K as filed with the United States Securities and Exchange Commission could affect the company’s future results and could cause those results or other outcomes to differ materially from those expressed or implied in the company’s forward-looking statements.

These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, we disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

This communication is for informational purposes only and is not an offer to purchase nor a solicitation of an offer to sell securities. The solicitation and the offer to purchase shares of RSC Holdings common stock are made pursuant to a registration statement and joint proxy statement/prospectus forming a part thereof filed with the SEC. The registration statement and joint proxy statement/prospectus was filed with the SEC by United Rentals, Inc. on January 17, 2012, and has been subsequently amended and was declared effective on March 23, 2012. The proxy statement of RSC Holdings was filed with the SEC by RSC Holdings on March 23, 2012. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE VERSION OF THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS THAT HAS BEEN DECLARED EFFECTIVE AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

You will be able to obtain a free copy of the definitive version of the joint proxy statement/prospectus (when available), as well as other filings containing information about United Rentals, Inc. and RSC Holdings, at the SEC’s website at http://www.sec.gov. You will also be able to obtain these documents, free of charge by directing a request by mail or telephone to RSC Holdings Inc., Attn: Investor Relations, 6929 East Greenway Parkway, Suite 200, Scottsdale, AZ 85254, telephone: (480) 281-6956, or from our website, www.RSCrentals.com.

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles (“GAAP”), the company also discloses in this press release certain non-GAAP financial information including adjusted EBITDA and free cash flow. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Adjusted EBITDA GAAP Reconciliations” and “Free Cash Flow GAAP Reconciliation” included at the end of this release. Additionally, explanations of these Non-GAAP measures are provided in Annex A attached to this release.

RSC HOLDINGS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,		Change
	2012	2011	%
Revenues:
Equipment rental revenue	$346,352	$271,775	27.4%
Sale of merchandise	13,414	12,652	6.0
Sale of used rental equipment	48,346	42,493	13.8

Total revenues	408,112	326,920	24.8

Cost of revenues:
Cost of equipment rentals, excluding depreciation	168,996	148,976	13.4
Depreciation of rental equipment	77,893	70,889	9.9
Cost of merchandise sales	9,109	8,442	7.9
Cost of used rental equipment sales	28,098	30,970	(9.3)

Total cost of revenues	284,096	259,277	9.6

Gross profit	124,016	67,643	83.3

Operating expenses:
Selling, general and administrative	48,075	41,718	15.2
Depreciation and amortization of non-rental equipment and intangibles	10,886	10,225	6.5
Merger costs	1,718	—	n/a
Other operating gains, net	(2,731)	(719)	279.8

Total operating expenses, net	57,948	51,224	13.1

Operating income	66,068	16,419	302.4
Interest expense, net	48,293	81,959	(41.1)
Loss on extinguishment of debt	—	15,342	n/a
Other expense (income), net	(62)	(337)	(81.6)

Income (loss) before (provision) benefit for income taxes	17,837	(80,545)	(122.1)
(Provision) benefit for income taxes	(7,033)	30,113	(123.4)

Net income (loss)	$10,804	$(50,432)	(121.4)

Weighted average shares outstanding used in computing net income (loss) per common share:
Basic	106,261	103,787

Diluted	107,799	103,787

Net income (loss) per common share:
Basic	$0.10 $	(0.49)

Diluted	$0.10 $	(0.49)

Other operational data (a):
Fleet utilization	66.8%	63.6%
Average fleet age at period end (months)	41	43
Employees	4,617	4,385
Original equipment fleet cost at period end (in millions)	$2,696 $	2,408

(a)	Refer to attached Statistical Measures for descriptions.

RSC HOLDINGS INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$29,237	$4,833
Accounts receivable, net	263,964	267,879
Inventory	16,050	15,909
Deferred tax assets, net	120,163	122,862
Prepaid expense and other current assets	13,951	14,422

Total current assets	443,365	425,905

Rental equipment, net	1,613,639	1,573,193
Property and equipment, net	126,912	123,114
Goodwill and other intangibles, net	956,755	957,129
Deferred financing costs	50,145	52,484
Other long-term assets	9,423	9,148

Total assets	$3,200,239	$3,140,973

Liabilities and Stockholders’ Equity (Deficit)
Accounts payable	$240,575	$258,811
Accrued expenses and other current liabilities	112,606	140,725
Current portion of long-term debt	29,462	27,417

Total current liabilities	382,643	426,953

Long-term debt	2,357,675	2,294,865
Deferred tax liabilities, net	429,758	429,074
Other long-term liabilities	29,154	28,500

Total liabilities	3,199,230	3,179,392

Total stockholders’ equity (deficit)	1,009	(38,419)

Total liabilities and stockholders’ equity (deficit)	$3,200,239	$3,140,973

RSC HOLDINGS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$10,804	$(50,432)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	88,779	81,114
Amortization of deferred financing costs	2,515	2,730
Amortization of original issue discount	333	299
Share-based compensation expense	2,768	1,274
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	(22,330)	(12,041)
Deferred income taxes	3,161	(31,180)
Loss on extinguishment of debt	—	15,342
Interest expense, net on ineffective hedge	—	(104)
Changes in operating assets and liabilities	(26,993)	52,182

Net cash provided by operating activities	59,037	59,184

Cash flows from investing activities:
Purchases of rental equipment	(144,674)	(157,921)
Purchases of property and equipment	(2,940)	(2,444)
Proceeds from sales of rental equipment	48,346	42,493
Proceeds from sales of property and equipment	3,960	1,594

Net cash used in investing activities	(95,308)	(116,278)

Cash flows from financing activities:
Net proceeds on debt	52,100	110,932
Financing costs	(450)	(26,826)
Proceeds from stock option exercises	22,054	1,330
Other	(13,434)	(440)

Net cash provided by financing activities	60,270	84,996

Effect of foreign exchange rates on cash	405	741

Net increase in cash and cash equivalents	24,404	28,643
Cash and cash equivalents at beginning of period	4,833	3,510

Cash and cash equivalents at end of period	$29,237	$32,153

Supplemental disclosure of cash flow information:
Cash paid for interest	$51,113	$70,305
Cash paid (received) for taxes, net	1,887	(66)

RSC HOLDINGS INC. AND SUBSIDIARIES

Rental Revenue Growth Bridge

(in thousands)

Rental Revenues
Three Months Ended
March 31,
2011	$271,775

Changes:
Volume	19.4%
Price	8.2%
Currency	-0.2%

2012	$346,352

Annex A

EBITDA and Adjusted EBITDA. EBITDA, a supplemental non-GAAP financial measure, is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is a non-GAAP financial measure and is defined as consolidated net income (loss) before net interest expense, income taxes, and depreciation and amortization and before certain other items, including loss on extinguishment of debt, merger costs, share-based compensation, and other (income) expense, net. All companies do not calculate EBITDA and Adjusted EBITDA in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies.

The company presents EBITDA and Adjusted EBITDA in this release because it believes these calculations are useful to investors in evaluating our financial performance and as a liquidity measure. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and when analyzing the company’s performance, investors should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative to, net income (loss) or net cash provided by operating activities as defined under GAAP.

Free cash flow. The company defines free cash flow as net cash provided by operating activities and net capital inflows (expenditures). All companies do not calculate free cash flow in the same manner, and RSC Holdings’ presentation may not be comparable to those presented by other companies. We believe free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital needs. However, free cash flow is a non-GAAP measure and should be used in addition to, and not as an alternative to, data presented in accordance with GAAP.

The accompanying tables reconcile the GAAP financial measures that are most directly comparable to these non-GAAP financial measures.

RSC HOLDINGS INC. AND SUBSIDIARIES

Adjusted EBITDA GAAP Reconciliations

(in thousands)

	Three Months Ended
	March 31,
	2012	2011
Net income (loss)	$10,804	$(50,432)
Depreciation of rental equipment and depreciation and amortization of non-rental equipment and intangibles	88,779	81,114
Interest expense, net	48,293	81,959
Provision (benefit) for income taxes	7,033	(30,113)

EBITDA	$154,909	$82,528

Adjustments:
Loss on extinguishment of debt	—	15,342
Merger costs	1,718	—
Share-based compensation	2,768	1,274
Other (income) expense, net	(62)	(337)

Adjusted EBITDA	$159,333	$98,807

(Adjusted EBITDA as a percentage of total revenues)	39.0%	30.2%

	Three Months Ended
	March 31,
	2012	2011
Net cash provided by operating activities	$59,037	$59,184
Gain on sales of rental and non-rental property and equipment, net of non-cash write-offs	22,330	12,041
Cash paid for interest	51,113	70,305
Cash paid (received) for taxes, net	1,887	(66)
Other (income) expense, net	(62)	(337)
Changes in other operating assets and liabilities	25,028	(42,320)

Adjusted EBITDA	$159,333	$98,807

Free Cash Flow GAAP Reconciliation (in thousands)
	Three Months Ended
	March 31,
	2012	2011
Net cash provided by operating activities	$59,037	$59,184

Purchases of rental equipment	(144,674)	(157,921)
Purchases of property and equipment	(2,940)	(2,444)
Proceeds from sales of rental equipment	48,346	42,493
Proceeds from sales of property and equipment	3,960	1,594

Net capital expenditures	(95,308)	(116,278)

Free cash flow	$(36,271)	$(57,094)

Statistical Measures

Fleet utilization is defined as the average aggregate dollar value of equipment rented by customers (based on original equipment fleet cost) during the relevant period, divided by the average aggregate dollar value of all equipment owned (based on original equipment fleet cost) during the relevant period.

Average fleet age at period end is the number of months since an equipment unit was first placed in service, weighted by multiplying individual equipment ages by their respective original costs and dividing the sum of those individual calculations by the total original cost. Equipment refurbished by the original equipment manufacturer is considered new.

Employee count is given as of the end of the period indicated and the data reflects the actual head count as of each period presented.

Original Equipment Fleet Cost (OEC) is defined as the original dollar value of rental equipment purchased from the original equipment manufacturer (OEM). Fleet purchased from non-OEM sources is assigned a comparable OEC dollar value at the time of purchase.

Return on operating capital employed (ROCE) is calculated by dividing operating income (excluding transaction costs, merger fees, and amortization of intangibles) for the preceding twelve months by the average operating capital employed. For purposes of this calculation, average operating capital employed is considered to be all assets other than cash, deferred tax assets, hedging derivatives, goodwill and intangibles, less all liabilities other than debt, hedging derivatives and deferred tax liabilities.

Contacts

RSC Holdings Inc.

Investor/Analyst Contacts:

Scott Huckins, 480-281-6956

VP – Treasurer

Scott.Huckins@RSCRental.com

Or

Media Contact:

Chenoa Taitt, 212-223-0682

Source: RSC Holdings Inc.